                                       EXHIBIT 10


                       ZIONS BANCORPORATION PENSION PLAN

                  Amended and Restated Effective April 1, 1997

                                                                TABLE OF CONTENTS
                                                                -----------------
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Article 1 -- Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.1     Accrued Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.2     Accrued Benefit Attributable to the Old Plan Account  . . . . . . . . . . . . . . . . . . . .  2
      1.3     Accrued Benefit Attributable to Company Contributions   . . . . . . . . . . . . . . . . . . .  2
      1.4     Actuarial Equivalence or Actuarial Equivalent   . . . . . . . . . . . . . . . . . . . . . . .  2
      1.5     Affiliate or Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.6     Authorized Period of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.7     Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.8     Break in Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.9     Cash Balance Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.10    Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.11    Committee or Retirement Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.12    Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.13    Controlled Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.14    Disability Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.15    Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      1.16    Early Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.17    Eligible Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.18    Eligible Spouse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.19    Eligibility Computation Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.20    Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.21    Employment Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.22    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.23    Hour of Service,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.24    Investment Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      1.25    Late Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      1.26    Military Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      1.27    Nonvested Former Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      1.28    Normal Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      1.29    Old Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      1.30    Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.31    Participation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.32    Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.33    Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.34    Plan Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

      1.35    Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      1.36    Singe Life Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.37    Termination of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.38    Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.39    Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.40    Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      1.41    Year of Vesting Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Article 2 -- Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      2.1     Participation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      2.2     Reinstatement of Active Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Article 3 -- Establishment and Maintenance of Cash Balance Account  . . . . . . . . . . . . . . . . . . . .  14
      3.1     Initial Establishment of Cash Balance Account   . . . . . . . . . . . . . . . . . . . . . . .  14
      3.2     Earnings Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.3     Interest Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      3.4     Maintenance of Account after Termination of Employment until Benefit Commencement   . . . . .  15
      3.5     Establishment of new Account if Reemployed after Benefit Commencement   . . . . . . . . . . .  15
Article 4 -- Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.1     Accrued Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.2     Cash Balance Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.3     Minimum Accrued Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.4     Grandfathered Minimum Accrued Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.5     Accrued Benefit Attributable to the Old Plan Account  . . . . . . . . . . . . . . . . . . . .  17
      4.6     Accrued Benefit Attributable to Company Contributions   . . . . . . . . . . . . . . . . . . .  17
      4.7     Old Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Article 5 -- Amount of Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      5.1     Monthly Retirement Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      5.2     Normal Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      5.3     Early Retirement Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      5.4     Late Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      5.5     Disability Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      5.6     Application for Retirement Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      5.7     Forms of Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      5.8     Reemployment After Retirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      5.9     Commencement of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

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
Article 6 -- Termination and Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      6.1     Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      6.2     Termination Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      6.3     Reemployment After Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . .  24
Article 7 -- Disability Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      7.1     Determination of Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      7.2     Eligibility for Disability Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      7.3     Disability Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      7.4     Disability Retirement Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Article 8 -- Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      8.1     Death after Commencement of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      8.2     Death Prior to Commencement of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      8.3     Effect of Old Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      8.4     Return of Old Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Article 9 -- Financing The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      9.1     Company Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      9.2     Return of Company Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      9.3     Employee Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Article 10 -- Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      10.1    Termination of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      10.2    Procedures Upon Termination of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Article 11 -- Top-Heavy Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      11.1    Top-Heavy Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      11.2    Definition of Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      11.3    Modification of Vesting Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      11.4    Minimum Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      11.5    Modification of Maximum Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Article 12 -- Administration of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      12.1    Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      12.2    Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.3    Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.4    Delegation of Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.5    Information Available   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.6    Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.7    Fiduciary Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      12.8    Committee Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Article 13 -- General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      13.1    Amendment of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      13.2    Employment Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      13.3    Mergers or Consolidations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      13.4    Provision Against Anticipation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      13.5    Facility of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      13.6    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      13.7    Legal Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      13.8    Payment of Small Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      13.9    Maximum Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      13.10   Additional Benefit Limits for Highly Compensated Employees  . . . . . . . . . . . . . . . . .  42
      13.11   Eligible Rollover Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      13.12   Procedures with Respect to Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . .  45
Appendix I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Appendix II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Appendix III  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                  Introduction

The Zions Bancorporation Pension Plan became effective on January 1, 1968. The Plan has been amended and restated from time to time. This document amends and restates the Plan, effective April 1, 1997, except where another effective date is specifically provided.

Except as specifically provided in the Plan, the rights and benefits of any Participant who terminates or retires prior to the effective date of this restatement or any other amendment to the Plan will be determined pursuant to the provisions of the Plan in effect on the earlier of his or her date of retirement or termination.

The Plan and Trust thereunder are created and maintained for the primary purpose of providing retirement benefits for eligible employees of the Zions Bancorporation and its affiliates. It is intended that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and that they meet the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                                   Article 1

                                  Definitions

1.1      Accrued Benefit

         Accrued Benefit means the monthly amount of benefit credited to a Participant in accordance with Article 4 on the basis of an annuity payable for life beginning on his or her Normal Retirement Date or, the current date, if later.

1.2      Accrued Benefit Attributable to the Old Plan Account

         Accrued Benefit Attributable to the Old Plan Account is defined in Sections 4.2 and 5.3.

1.3      Accrued Benefit Attributable to Company Contributions

         Accrued Benefit Attributable to Company Contributions is defined in
         Section 4.3.

1.4      Actuarial Equivalence or Actuarial Equivalent

         Actuarial Equivalence or Actuarial Equivalent means equality in value of the aggregate amounts expected to be received under different forms of payment computed on the following bases:

          (a) For purposes of determining the monthly benefits under Sections 4.2, 4.5, 5.3 and 8.2, the value of the Old Plan Account at Normal Retirement Date, and the value of lump sum payments under Sections 5.7 and 13.8, actuarial equivalence will be calculated in accordance with Appendix II.

          (b)     For purposes of determining the maximum retirement benefit in
                  Section 13.9, actuarial equivalence will be calculated using the following basis:

                  (1) The mortality assumption is the applicable mortality table prescribed by the Secretary of the Treasury under Code Section 417(e)(3)(A)(ii)(I). (Effective January 1, 1995 the applicable mortality table is a table constructed by using 50% of the mortality rates from the 1983 Group Annuity Mortality Table for males and 50% of the mortality rates from the 1983 Group Annuity Mortality Table for females).

                  (2) Except as otherwise specified in Section 13.9, effective on or after January 1, 1995, the interest assumption will be the rate specified in Appendix II for lump sum payments after May 31, 1995 and 6% for other purposes.

          (c) Except as otherwise specified in the Plan, for all other purposes actuarial equivalency will be calculated using the following basis:

                      (1) The mortality assumption will be the 1984 Unisex Pensioners Mortality Table.

                      (2)         The interest assumption will be 6%.

1.5       Affiliate or Subsidiary

          Affiliate or Subsidiary means a member of a controlled group of corporations (as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), a group of trades or businesses (whether incorporated or not) which are under common control within the meaning of Code Section 414(c), or an affiliated service group (as defined in Code Sections 414(m) or 414(o)) of which Zions Bancorporation is a part. With respect to the Maximum Retirement Benefit defined in Section 13.9, in determining whether a corporation is a member of a controlled group of corporations the phrase "more than 50 percent" will be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

1.6      Authorized Period of Absence

         Authorized Period of Absence means an absence authorized by the Company for one or more of the following reasons:

         (a)     Approved leave of absence.

         (b)     Pregnancy.

         (c)     Jury duty.

         (d)     Military Service as defined in Section 1.26.

         (e)     Illness or injury, including disability.

         Any discretion of the Company under the provisions of this definition will be exercised without discrimination and in accordance with definitely established rules uniformly applicable to Employees or Participants whose approved periods of absence were occasioned by similar circumstances.

1.7      Beneficiary

         Beneficiary means the person or persons designated by a Participant to receive any benefit payable from the Plan under Section 8.3 or Section
         13.8 upon the death of the Participant.

         If no Beneficiary designation is filed with the Committee or if the designated Beneficiary does not survive the Participant, the Participant will be deemed to have designated the following as Beneficiaries with priority in the order named:

         (a)     Surviving spouse,

         (b)     The Participant's estate.

1.8      Break in Service

         Break in Service means an interruption in service due to a person's failure to complete at least 501 Hours of Service during a calendar year or during an Eligibility Computation Period. A Break in Service will not occur during an Authorized Period of Absence unless the Employee fails to return to work for at least 30 days with the Company or any member of the Controlled Group after the expiration of the Authorized Period of Absence.

1.9      Cash Balance Account

         Cash Balance Account means the separate bookkeeping account established and maintained for each Participant as provided in
         Article 3.

1.10     Code

         Code means the Internal Revenue Code of 1986, as amended.

1.11     Committee or Retirement Committee

         Committee or Retirement Committee means the Committee which will administer the plan as described in Article 12.

1.12     Company

         Company means Zions Bancorporation and any Affiliate or Subsidiary which adopts this Plan with the consent of the Board of Directors of Zions Bancorporation.

1.13     Controlled Group

         Controlled Group means Zions Bancorporation and any Affiliate or Subsidiary. All employees of the Controlled Group will be treated as employed by a single employer for purposes of applying the provisions of qualification of the Plan; of minimum participation standards of the Plan; of minimum vesting standards of the Plan; and of limitation of benefits under the Plan.

1.14     Disability Retirement Date

         Disability Retirement Date is defined in Section 7.3.

1.15     Earnings

         Earnings means the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on insurance premiums, tips, and bonuses). Earnings will also include Participant contributions to any insurance program and elective contributions made by the Company on behalf of its Participants which are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b).

         The term "Earnings" does not include:

         (a) Company contributions to a plan of deferred compensation (other than elective contributions described above) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as Earnings regardless of whether such amounts are includible in the gross income of the Participant when distributed. However, any amounts received by a Participant pursuant to an unfunded nonqualified plan may be considered as Earnings in the year such amounts are includible in the gross income of the Participant;

         (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

         (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (without regard to whether the premiums are includible in the gross income of the Participant);

         (e) Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, welfare benefits, and any lump sum amounts paid at termination of employment (on account of such termination), such as severance pay, vacation and sick leave cash-outs; and

         (f) Directors fees, if any, paid to Highly Compensated Employees as defined in Section 13.10.

          Except as provided in Section 2.1 (c) of Appendix III, earnings will not exceed $200,000 for years prior to 1990. Each January 1 thereafter, this $200,000 limit will automatically be adjusted to the new dollar limit prescribed by the Secretary of the Treasury for that calendar year.

         Except as provided in Section 2.1 (a) or 2.1 (b) of Appendix III, effective January 1, 1994, annual Earnings will not exceed $150,000 for 1994 or prior years. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. If a period over which Earnings is determined under the Plan (determination period) is less than 12 months, the $200,000 and the $150,000 limitations for that period will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For this purpose, a determination period will not be considered to be less than 12 months merely because a Participant is an Active Participant for less than a full Plan Year except that Earnings will be determined for the full Plan Year.

1.16     Early Retirement Date

         A Participant may retire prior to his or her Normal Retirement Date on an Early Retirement Date which, subject to his or her election, may be the first day of any month coincident with or following the latest of:
         (a) the Participant's 55th birthday, (b) the date on which the Participant completes ten Years of Vesting Service, or (c) the date of the Participant's Termination of Employment.

1.17     Eligible Employee

         Eligible Employee means any Employee of the Company except an Employee represented by a collective bargaining agent unless the terms of the collective bargaining agreement covering such Employee specifically provide for coverage under the Plan. The term "Eligible Employee" does not include a leased employee as defined in Code Section 414(n).

1.18     Eligible Spouse

         Eligible Spouse means the legal spouse of the Participant at the time of the Participant's death except that a former spouse may be treated as an Eligible Spouse to the extent provided in a qualified domestic relations order as defined in Code Section 414(p).

1.19     Eligibility Computation Period

         Eligibility Computation Period means a 12-consecutive-month period beginning on an Employee's Employment Date. However, if such Employee fails to complete at least 1,000 Hours of Service during his or her initial 12-consecutive-month period, the Eligibility Computation Period becomes the Plan Year commencing with the Plan Year in which such initial period ends.

1.20     Employee

         Employee means any person who is employed by any member of the Controlled Group.

1.21     Employment Date

         Employment Date means the date on which an Employee first performs an Hour of Service for any member of the Controlled Group.

1.22     ERISA

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.23     Hour of Service,

         Hour of Service means:

          (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company;

          (b) each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that an Employee will not be credited with more than 501 Hours of Service under this sentence for any continuous period during which he or she performs no duties for the Company. Notwithstanding the preceding provisions of this paragraph, no credit will be given:

                  (1) for an Hour of Service for which the individual is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws (except as specifically provided for in Article 7); or

                  (2) for an Hour of Service for which a payment is made which solely reimburses the individual for medical or medically related expenses incurred;

          (c) each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company.

          (d) Hours of Service will be credited for employment with other members of an affiliated service group, a controlled group of corporations, or a group of trades or businesses under common control of which the Company is a member.

         (e) Hours of Service will also be credited for any individual considered an employee under Code Section 414(n).

         (f) Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work will receive credit for the Hours of Service which would have been credited to the individual but for such absence if the absence is (1) because of the pregnancy of the individual, (2) because of the birth of a child of the individual, (3) because of the placement of a child with the individual in connection with the adoption of such child by such individual, (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (5) for family or medical leave required to be provided under the Family and Medical Leave Act of 1993. Where such hours cannot be determined, eight Hours of Service per day of such absence will be used. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period. In all other cases, such hours will be credited in the following computation period.

         (g) The foregoing notwithstanding, Participants whose pay is solely on a commission basis will be credited with Hours of Service as follows:

                 (1) If the Participant's Earnings for a Plan Year are at least 750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will be credited with 1,000 Hours of Service for that Plan Year.

                 (2) If the Participant's Earnings for a Plan Year are less than 750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will not be credited with any Hours of Service for that Plan Year.

         (h) The crediting of Hours of Service under this Plan will be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 and clause
                 (f)(3)(ii) of the Department of Labor Regulation 2530.200b-3 which, by this reference, are specifically incorporated in full within this Plan.

1.24     Investment Manager

         Investment Manager means any fiduciary (other than a trustee, the Company or the Committee):

         (a) which has the power to manage, acquire, or dispose of any assets of the Plan; and

         (b) which (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank, as defined in that Act, or (3) is an insurance company qualified to perform services described in item (a) above under the laws of more than one state; and

         (c) which has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.25     Late Retirement Date

         If a Participant continues in the service of the Company or any member of the Controlled Group beyond Normal Retirement Date, his or her Late Retirement Date will be the first day of any month coincident with or following the date of the Participant's Termination of Employment. A Participant's Late Retirement Date will not be later than the required beginning date described in Section 5.9(c) even if his or her employment continues after such date.

1.26     Military Service

         Military Service means the period of time during which a person is absent from active work for the Company or any member of the Controlled Group serving as a member of the Armed Forces of the United States in time of war or other emergency or under the laws of conscription in time of peace. Military Service includes time when such person has a right to reemployment at his or her former position or a substantially similar position upon separation from such Military Service, and such period of time, not exceeding 90 days, immediately following such Military Service as such person remains absent from active work for the Company or any member of the Controlled Group.

1.27     Nonvested Former Participant

         Nonvested Former Participant means a prior Participant who has incurred a Termination of Employment and who does not have a vested interest in accordance with Section 6.1.

1.28     Normal Retirement Date

         A Participant's Normal Retirement Date will be the first day of the month coincident with or next following his or her Normal Retirement Age. If the Participant's Participation Date is on or after July 1, 1994, his or her Normal Retirement Age is the later of: (a) his or her 65th birthday, or (b) the earlier of: (1) the date the Participant completes five Years of Vesting Service, or (2) the fifth anniversary of his or her Participation Date provided the Participant is an Employee on or after the later of such date or his or her 65th birthday and earns at least one Year of Vesting Service after any Break in Service. If the Participant first participated in the Plan before July 1, 1994, the Participant's Normal Retirement Age is 65.

1.29     Old Plan Account

         Old Plan Account is defined in Section 4.4.

1.30     Participant

         Participant means an Active Participant, Inactive Participant, Terminated Vested Participant, Disabled Participant, or Retired Participant, as defined below:

         (a) "Active Participant" means an Eligible Employee who has met the requirements for participation described in Article 2.

         (b) "Inactive Participant" means a prior Active Participant who is on an Authorized Period of Absence, or who is employed by a member of the Controlled Group other than the Company, or who is employed by the Company but is not an Eligible Employee.

         (c) "Terminated Vested Participant" means a prior Eligible Employee who has incurred a Termination of Employment, who retains a vested interest in accordance with Section 6.1, and who is not currently receiving benefit payments under the Plan.

         (d) "Disabled Participant" means a prior Active Participant who has a total and permanent disability as determined under
                 Article 7.

         (e) "Retired Participant" means a prior Eligible Employee who is receiving benefit payments under the Plan.

1.31     Participation Date

         Participation Date is defined in Section 2.1.

1.32     Plan

         Plan means the Zions Bancorporation Pension Plan.

1.33     Plan Administrator

         Plan Administrator means the Committee which will administer the plan as described in Article 12.

1.34     Plan Year

         Plan Year means a calendar year.

1.35     Retirement Date

         Retirement Date means the date the Participant's benefits commence. Benefits may begin at the Participant's Early, Normal, Late or Disability Retirement Date.

1.36     Singe Life Annuity

         Single Life Annuity means an annuity providing level monthly payments over the life of the annuitant.

1.37     Termination of Employment

         Termination of Employment means cessation of employment with the Company or any member of the Controlled Group due to:

         (a) voluntary or involuntary termination or separation of employment, or

         (b) failure to return to work for at least 30 days upon the expiration of any Authorized Period of Absence from the Company or any member of the Controlled Group, in which event cessation of active work will be deemed to have occurred at the time such Authorized Period of Absence expired.

         Transfer of employment, without interruption, between members of the Controlled Group will not be deemed a Termination of Employment.

1.38     Trust Agreement

         Trust Agreement means the agreement between the Company and the Trustee.

1.39     Trust Fund

         Trust Fund means all money or property held by the Trustee pursuant to the Trust Agreement.

1.40     Trustee

         Trustee means the trustee appointed by the Board of Directors of the Company and named as such in the Trust Agreement.

1.41     Year of Vesting Service

         Year of Vesting Service means a calendar year after December 31, 1988 during which an Employee completes 1,000 or more Hours of Service except as follows:

          (a) For Plan Years from December 31, 1994 to December 31, 1997, an Employee shall be credited with a partial Year of Vesting Service (measured in calendar months) in a Plan Year in which the Employee completes less than 1,000 Hours of Service but in which the Employee has a Benefit Service Date or in which the Employee retires, dies, or incurs a Termination of Employment if the Employee completes 83.33 Hours of Service multiplied by the number of calendar months during such Plan Year in which the Employee completes at least one Hour of

                  Service. The Employee will be credited with months of Service equal to the number of calendar months during the Plan Year in which the Employee completes at least one Hour of Service. Twelve months of Service will equal a Year of Vesting Service.

         (b) Year of Vesting Service also include Years of Vesting Service earned before January 1, 1989 under the terms of the Plan in effect as of December 31, 1988.

         (c) A Participant shall be credited in the 1989 calendar year with 190 Hours of Service for each month in which the Participant earned at least one Hour of Service in his or her partial Year of Vesting Service (if any) ending on December 31, 1988.

         (d) The foregoing notwithstanding, a Participant must be at least age 18 before he or she can earn a Year of Vesting Service.

         (e) The foregoing notwithstanding, if a Participant who has no vested interest in the Plan incurs a Break in Service, Years of Vesting Service will not include:

                 (1) service prior to a Break in Service which is not followed by a Year of Vesting Service, and

                 (2) service prior to five or more consecutive one year Breaks in Service if the number of consecutive one year Breaks in Service equals or exceeds the number of prior Years of Vesting Service.

                                   Article 2

                                 Participation

2.1       Participation Date

          (a) An Eligible Employee who was an Active Participant in the Plan on March 31, 1997 will continue to be an Active Participant on April 1, 1997.

          (b) Any other Eligible Employee will become an Active Participant in the Plan on the January 1 or July 1 coinciding with or next following the later of (1) the date on which the Employee completes an Eligibility Computation Period during which he or she completes at least 1,000 Hours of Service, or
                  (2) the Employee's 21st birthday. Not withstanding the above, in the case of an Employee who is employed by an affiliate or subsidiary who either adopts this Plan with the consent of the Company or merges with the Company, service prior to this date will be used to determine the Participation Date and "January or July 1" will become the first day of the month.

          Participation Date means the date a Participant first becomes an Active Participant, provided that the Participation Date of a Nonvested Former Participant who is reinstated under Section 2.2 after five or more consecutive one year Breaks in Service shall be the date of reinstatement.

2.2       Reinstatement of Active Participation

          A Terminated Vested Participant, a Retired Participant, an Inactive Participant, or a Nonvested Former Participant who again becomes an Eligible Employee or who returns from an Authorized Period of Absence will be reinstated as an Active Participant on the day he or she is reinstated as an Eligible Employee or returns from such Authorized Period of Absence.

                                   Article 3

             Establishment and Maintenance of Cash Balance Account

3.1      Initial Establishment of Cash Balance Account

         (a) A Cash Balance Account will be established for each Participant on the date he or she first becomes a Participant. The initial balance in the Cash Balance Account will be zero. With respect to each person who is an Active Participant or a Disabled Participant on March 31, 1997, a Cash Balance Account will be established as of January 1, 1997. The initial balance in the Participant's Cash Balance Account will equal the present value of the Active or Disabled Participant's accrued benefit under the Plan as of December 31, 1996, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate and the Participant's age on December 31, 1996, and the mortality table described in Section 1.4(b)(1).

         (b) With respect to each Inactive Participant and Terminated Vested Participant on March 31, 1997 who becomes an Active Participant on or after April 1, 1997 and each Nonvested Former Participant on March 31, 1997 who becomes an Active Participant and does not lose his or her prior vested interested in accordance with Section 1.41(e), a Cash Balance Account will be established on the date he or she again becomes an Active Participant. The initial balance in the Participant's Cash Balance Account will equal the present value of the Participant's accrued benefit under the Plan as of December 31, 1996, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Participant's age on the date he or she again becomes an Active Participant, and the mortality table described in Section 1.4(b)(1).

3.2      Earnings Credits

         (a) As of the last day of each Plan Year the Cash Balance Account of each Participant who is employed on that date and who has completed at least 1,000 Hours of Service during the Plan Year will be credited with an amount equal to the product obtained by multiplying the Participant's Earnings for the Plan Year by a percentage from the following table, which percentage is based upon the Participant's age as of the last day of the Plan Year:

                                             Attained Age                                      Percentage
                         Less than 30 years                                                      2.25%
                         At least 30 years, but less than 40 years                               3.00%
                         At least 40 years, but less than 50 years                               4.00%
                         At least 50 years, but less than 55 years                               5.25%
                         At least 55 years, but less than 60 years                               7.00%
                         60 or more years                                                        9.25%

         (b) The Cash Balance Account of a Participant who is not an Employee on the last day of the Plan Year but who has completed at least 1,000 Hours of Service during the Plan Year will be credited as of the last day of the Plan Year or, if earlier, as of the date on which the Participant's benefit is paid or commences to be paid, with an amount calculated in the manner described in Section 3.2(a), but based upon the Participant's Earnings for the Plan Year and the age of the Participant as of the date on which he or she incurs a Termination of Employment.

3.3      Interest Credits

         As of the last day of each calendar quarter the Cash Balance Account of each Participant who has a Cash Balance Account on that date will be credited with interest on the balance in the account as of the first day of the Plan Year. Interest will be credited at the rate of 25% of the annual rate of interest on 30-year Treasury securities for November of the previous Plan Year. If a Participant's benefit commences prior to the end of a calendar quarter, no interest will be credited for the quarter.

3.4 Maintenance of Account after Termination of Employment until Benefit Commencement

         After Termination of Employment, a Participant's Cash Balance Account will continue to be maintained and credited with interest pursuant to
         Section 3.3, until the Participant's benefit commences to be paid or is deemed to be paid under Section 6.3.

3.5      Establishment of new Account if Reemployed after Benefit Commencement

         (a) If a nonvested former Participant's Cash Balance Account has ceased to be maintained due to the deemed receipt (under
                 Section 6.3) of his or her entire interest under the Plan, he or she becomes an Active Participant prior to incurring five consecutive Breaks in Service, and he or she completes a Year of Vesting Service following the Break in Service period, then, as of the date of becoming an Active Participant, the Participant's Cash Balance Account will be restored to the balance in the Cash Balance Account as of the previous termination of employment date, increased for interest in accordance with Section 3.3 for the period from the termination date to the date the Participant again became an Active Participant.

         (b) If a Retired Participant is reemployed by the Company and again becomes an Active Participant in the Plan after his or her Cash Balance Account has ceased to be maintained pursuant to Section 3.4, a new Cash Balance Account, with an initial balance of zero, will be established as of the last day of the Plan Year in which he or she again becomes an Active Participant. The Cash Balance Account will credited with earnings and interest as provided in Sections 3.2 and 3.3.

                                   Article 4

                                Accrued Benefit

4.1      Accrued Benefit

         A Participant's Accrued Benefit is equal to the larger of the benefit described in Sections 4.2, 4.3, or 4.4. Notwithstanding anything to the contrary herein, in no event will the benefit payable a Participant who was a Participant in the Plan on March 31, 1997 be less than the benefit accrued by such Participant under the Plan on March 31, 1997.

4.2      Cash Balance Accrued Benefit

         A Participant's cash balance accrued benefit is a monthly benefit in the form of a Single Life Annuity commencing on his or her Normal Retirement Date, or the current date, if later, which is the Actuarial Equivalent of the balance in the Participant's Cash Balance Account as of his or her Normal Retirement Date, or the current date, if later. For purposes of determining a Participant's cash balance accrued benefit:

         (a) The balance in the Participant's Cash Balance Account as of the Participant's Normal Retirement Date, if the Participant has not yet reached that date, will be determined by projecting the balance in the Participant's Cash Balance Account at the determination date to the Participant's Normal Retirement Date. The projection will be accomplished by applying the interest credits specified in Section 3.3 from the determination date (the date on which benefits are being determined) to the Participant's benefit commencement date (the date on which benefits commence) and by applying the interest credit in Section 3.3 during the year of benefit commencement for each year from the benefit commencement date to the Participant's Normal Retirement Date.

         (b) The monthly benefit in the form of a Single Life Annuity will be determined by using the assumptions for Actuarial Equivalence described in Section 1.4(a) and the age of the Participant as of his or her Normal Retirement Date, or the current date, if later.

4.3      Minimum Accrued Benefit

         A Participant's minimum accrued benefit is the monthly benefit accrued by such Participant under the Plan on March 31, 1997, as defined in
         Section 2.1 of Appendix III.

4.4      Grandfathered Minimum Accrued Benefit

         Any Active Participant or Disabled Participant on March 31, 1997 who, as of December 31, 1997, has attained 55 years of age and has completed 10 Years of Vesting Service is eligible to receive a grandfathered minimum accrued benefit described in Section 2.2 of Appendix III.

4.5      Accrued Benefit Attributable to the Old Plan Account

         The Accrued Benefit Attributable to the Old Plan Account as of the Participant's Normal Retirement Date, or current date if later, will be equal to the Participant's Old Plan Account expressed as a monthly benefit under a Single Life Annuity commencing on his or her Normal Retirement Date, or current date if later, using Actuarial Equivalence as provided in Section 1.4(a).

         The Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date will be equal to the monthly benefit determined under the foregoing paragraph and, reduced by 5/9 of 1% for each of the first 60 months by which the Early Retirement Date precedes his or her Normal Retirement Date and by 5/18 of 1% for each of the next 60 such months.

4.6      Accrued Benefit Attributable to Company Contributions

         The Accrued Benefit Attributable to Company Contributions will be equal to the excess, if any, of the Accrued Benefit over the Accrued Benefit Attributable to the Old Plan Account.

4.7      Old Plan Account

         A Participant's Old Plan Account is his or her individual account balance under this Plan which resulted from the transfer of funds from a terminated plan formerly sponsored by the Employer. The Old Plan Account shall include interest from the transfer date to the earlier of the Participant's Retirement Date or the date on which the Participant's Old Plan Account is otherwise payable pursuant to the provisions of this Plan (the determination date) as follows: The rate of interest shall be compounded annually. For Plan Years beginning before January 1, 1988 and continuing to the determination date, the interest rate shall be 5%. For each Plan Year beginning on or after January 1, 1988 and continuing to the determination date, the interest rate shall be 120% of the federal mid-term rate (as defined in Code
         Section 1274) in effect on the first day of such Plan Year. For purposes of determining the Accrued Benefit Attributable to the Old Plan Account, the Old Plan Account shall also include interest, compounded annually, at the Actuarial Equivalent interest rate (Section 1.4(a)) applicable to the determination date year, for each Plan Year from the determination date to the Participant's Normal Retirement Date. In no event can a Participant's Old Plan Account be withdrawn prior to Termination of Employment, death or retirement. This section is effective January 1, 1995.

                                   Article 5

                          Amount of Retirement Income

5.1      Monthly Retirement Income

         A Participant's monthly retirement income commencing on his or her Normal Retirement Date, Early Retirement Date, Late Retirement Date, or Disability Retirement Date will be equal to his or her benefit described in Sections 5.2, 5.3, 5.4, or 5.5.

5.2      Normal Retirement Income

         The monthly amount of retirement income payable to a participant retiring on his or her Normal Retirement Date will be equal to the Accrued Benefit earned to his or her Normal Retirement Date. This amount is reduced by the Accrued Benefit Attributable to the Old Plan Account if the Participant has previously taken a lump sum payment of the Old Plan Account under Section 5.7(d). This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

5.3      Early Retirement Income

         The monthly amount of retirement income payable to a Participant retiring on an Early Retirement Date is the greater of:

                 (a) The Actuarial Equivalent value of the Participant's Cash Balance Account as of the Early Retirement Date using the assumptions for Actuarial Equivalence described in Section 1.4(a) and the age of the Participant as of the Early Retirement Date.

                 (b)      The Minimum Early Retirement Benefit as described in
                          Article 3 of Appendix III.

         The above amount is reduced by the Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date, as determined under Section 4.5 if the Participant has previously taken a lump sum payment of the Old Plan Account under Section 5.7(d).

         This Retirement Income will be subject to adjustment depending on the Form of Payment elected in accordance with Section 5.7.

5.4      Late Retirement Income

         The monthly amount of Retirement Income payable to a Participant retiring on a Late Retirement Date will be equal to the Participant's Accrued Benefit earned to the Late Retirement Date. This amount is reduced by the Accrued Benefit Attributable to the Old

         Plan Account if the participant has previously taken a lump sum payment of the Old Plan Account under Section 5.7(d). This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

5.5      Disability Retirement Income

         Disability Retirement Income is described in Section 7.4.

5.6      Application for Retirement Income

         Each Participant must notify the Committee in writing of his or her intent to retire. Upon receipt of such notification, each Participant will receive a written explanation of the terms and conditions of the various Forms of Retirement Income and the financial effect of electing each Form of Retirement Income. A Participant will have the right to elect or revise a previously elected Form of Retirement Income at any time during his or her Election Period.

         A Participant's Election Period is the 90 day period ending on the date his or her Retirement Income is to begin. The Committee will make Election Information available to a Participant within a reasonable period of time prior to the date Retirement Income is to begin. In no event will a Participant's Election Period end prior to the 30th day next following the day on which Election Information and the information provided in accordance with the first paragraph of this Section 5.6 are first made available to him. For purposes of the Plan, Election Information will include:

         (a) a written explanation of each form of Retirement Income and the relative financial effect of the payment of Monthly Retirement Income in that form; and

         (b) a notification that Retirement Income payments will be made in the 50% Spouse Option form (or the Life Annuity Form if the Participant is not married) unless he or she elects otherwise during the Election Period and his or her spouse consents to such election.

         The Participant must elect a form of payment in writing. An election of a form of payment other than a Spouse Option will not be valid without the written consent of the Participant's spouse. The spouse's consent must acknowledge the effect of the election and must be witnessed by a plan representative or notary public. The Participant may change his or her election at any time, and any number of times, during the 90 day period ending on the date his or her Retirement Income is to begin. The Participant may not change the form of payment without further spousal consent unless the spouse expressly permits such changes. The requirement for spouse's consent will be waived if the participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         The election by the Participant and the consent of the spouse must be obtained no more than 90 days prior to the date benefit payments commence. If the spouse of a Participant who has elected a Spouse Option dies before Retirement Income payments begin, the Retirement Income will be paid to the Participant in the form of the Life Annuity.

5.7      Forms of Retirement Income

         A Participant retiring on his or her Normal, Early, Late, or Disability Retirement Date may elect one of the following Forms of Retirement Income payment:

         (a) Spouse Option. A Spouse Option provides for a monthly payment during the Participant's life. After the Participant's death a percentage of the Participant's Retirement Income will be paid for life to the Participant's spouse. The percentage to be paid to the Participant's spouse will be 50%, 66 2/3% or 100% as elected by the Participant. The monthly payment under the Spouse Option will be equal to the Actuarial Equivalent of the amount payable under the Life Annuity form using the factors from Appendix I.

         (b) Life Annuity. The Life Annuity form provides for a monthly payment during the Participant's life, with the last payment being made for the month in which the Participant's death occurs.

         (c) Lump Sum Payment Option. The Lump Sum Payment Option provides for a single payment equal to the greater of the balance in the Participant's Cash Balance Account as of the Participant's Retirement Date or the Lump Sum value of his or her Accrued Benefit using the Actuarial Equivalent basis for lump sums provided under Section 1.4(a). If a Participant took a lump sum payment of his or her Old Plan Account before retirement, the Lump Sum Payment Option shall be based on the Accrued Benefit Attributable to Company Contributions as described in
                 Section 4.6. If a Participant maintains an Old Plan Account on his or her Retirement date, the lump sum shall not be less than the sum of the Old Plan Account on the Retirement Date and the Lump Sum Payment Option amount using the Accrued Benefit Attributable to Company Contributions as described in
                 Section 4.6.

         (d) Lump Sum Payment of Old Plan Account Option. The Lump Sum Payment of Old Plan Account Option provides for a lump sum payment of the Participant's Old Plan Account as of the Participant's Retirement Date. The Participant's Accrued Benefit Attributable to Company Contributions is paid in a Life Annuity, Spouse Option, or Lump Sum Payment Option form as elected by the Participant. This form of payment is available to a Participant only one time, at the earlier of his or her retirement or Termination of Employment.

         (e) For purposes of this article, "spouse" means the legal spouse of the Participant on the date benefit payments commence.

5.8      Reemployment After Retirement

         In order to retire, a Participant must have a Termination of Employment. Effective January 1, 1992, if a Retired Participant is rehired by the Company, his or her Retirement Income, if being paid in a Life Annuity form, will not be suspended. The Retired Participant may earn additional benefits as provided in Article 3. The benefit attributable to service during the Participant's reemployment that is not yet in payment status will be paid, or commence to be paid upon the earlier of the Participant's subsequent retirement or the Participant's required beginning date described in Section 5.9(c). Such benefit may be paid in any form elected by the Participant, which form may be different from the form in which benefits are currently being paid.

         If the Participant dies during such period of reemployment, any death benefits attributable to service during the Participant's reemployment will be determined in accordance with Article 8. Any death benefit attributable to service before the Retired Participant's reemployment will be determined in accordance with the provisions of the applicable Form of Retirement Income elected at his or her original retirement.

5.9      Commencement of Benefits

         (a) Retirement Income payments will begin on the later of the Retirement Date elected by the Participant or the first day of the month following the date on which the Participant applies for a retirement benefit.

         (b) Unless a Participant elects otherwise, Retirement Income payments will begin not later than the 60th day after the end of the Plan Year in which:

                 (1)      the Participant's Normal Retirement Age, or

                 (2) the Participant's Termination of Employment occurs, whichever is later.

         (c) The required beginning date described in this paragraph (c) will apply regardless of any election made by the Participant.

                 (1) Except as provided by subparagraphs (2), (3) and (4) below, Retirement Income payments will begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 whether or not such Participant's employment has terminated.

                 (2) A Participant who attained age 70-1/2 in 1988, who is not a 5% owner, and who has not retired by January 1, 1989, will be treated as having retired on January 1, 1989. Retirement Income payments will begin not later than April 1, 1990 for such Participants.

                 (3) Retirement Income payments for a Participant who attained age 70-1/2 before January 1, 1988, and who is not a 5% owner will begin not later than

                          April 1 of the calendar year following the later of
                          (A) the calendar year in which the Participant attained age 70- 1/2, or (B) the calendar year in which the Participant retires.

                 (4) Retirement Income payments for a Participant who attained age 70-1/2 before January 1, 1988, and who is a 5% owner will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attained age 70-1/2, or (B) the earlier of (i) the calendar year within which ends the Plan Year in which the Participant becomes a 5% owner, or (ii) the calendar year in which the Participant retires.

                 (5) A Participant is treated as a 5% owner for purposes of this paragraph (c), if such Participant is a 5% owner as defined in Code Section 416(i) at any time during the Plan Year ending within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year. Once a Participant is described in this subparagraph, distributions will continue to such Participant even if such Participant ceases to own more than 5% of the Company in a subsequent year.

                 (6) If a Participant receives payments under this paragraph (c), such payments will be determined as if the Participant's Late Retirement Date were the date by which Retirement Income payments must be made under this paragraph (c). If the Participant continues to earn additional Accrued Benefits after this date, his or her Monthly Retirement Income will be redetermined on each January 1 following the date benefit payments commence. This redetermined benefit will be payable under the Form of Retirement Income elected as of the Late Retirement Date in accordance with Section 5.7.

                                   Article 6

                            Termination and Vesting

6.1      Vesting

         A Participant's vested Accrued Benefit will be equal to the sum of (a) and (b) below:

         (a) The Participant's Accrued Benefit Attributable to the Old Plan Account determined in accordance with Section 4.2.

         (b) Effective January 1, 1989, the Participant's Accrued Benefit Attributable to Company Contributions determined in accordance with Section 4.3 multiplied by the vested percentage shown in the following table:

                                  Years of Vesting Service  Vested Percentage
                                  ------------------------  -----------------
                                  Less than 5                       0%

                                  5 or more                       100%

          In addition, an Employee's Accrued Benefit will be 100% vested on and after his or her Normal Retirement Age. A Participant will receive vesting credit for Military Service to the extent required by the Military Selective Service Act (or any prior or subsequent corresponding law).

6.2      Termination Benefit

         (a)     A Terminated Vested Participant will have the option of:

                 (1) withdrawing his or her Old Plan Account, in which event the Participant would be entitled to his or her vested Accrued Benefit Attributable to Company Contributions commencing on Normal or Early Retirement Date, or

                 (2) leaving his or her Old Plan Account in the Plan, in which event the Participant would be entitled to his or her vested Accrued Benefit commencing on Normal or Early Retirement Date.

         (b) The monthly amount of Retirement Income payable to a Terminated Vested Participant who retires on his or her Normal Retirement Date will be equal to the vested Accrued Benefit (or, if the Old Plan Account has been withdrawn, the vested Accrued Benefit Attributable to Company Contributions) earned to the date of Termination of Employment. This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

         (c) The monthly amount of Retirement Income payable to a Terminated Vested Participant who retires on an Early Retirement Date is equal to the Early Retirement Income described in Section 5.3.

         (d) Except as provided in Section 13.8, the Old Plan Account of a Participant will not be distributed pursuant to this Section
                 6.2 unless the Participant elects such distribution and the spouse of the Participant consents to the distribution not more than 90 days prior to the date of such distribution. The spouse's consent must acknowledge the effect of the election and must be witnessed by a plan representative or notary public. The requirement for spouse's consent will be waived if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

6.3      Reemployment After Termination of Employment

         (a) If a Terminated Vested Participant is subsequently reinstated as an Active Participant, his or her Retirement Income will be based on the Participant's Accrued Benefit under the provisions of the Plan in effect as of his or her subsequent termination, or retirement except that it may not be less than the Participant's Accrued Benefit as of the prior termination.

         (b) If a Participant's employment with the Company terminates prior to the Participant's becoming vested in his or her Accrued Benefit, the Participant will be deemed to have received a distribution of his or her entire vested interest under the Plan. The Participant's unvested interest will be forfeited on his or her termination date. A Participant whose benefit has been so forfeited will be deemed "cashed out" from the Plan. If the former Participant is reemployed before incurring five consecutive Breaks in Service and after completing a Year of Vesting Service, his or her Cash Balance Account will be restored in accordance with Sections 3.4 and 3.5.

                                   Article 7

                              Disability Benefits

7.1      Determination of Disability

         A Participant has a total and permanent disability if:

         (a) the Participant is no longer capable of performing the duties assigned to him or her by the Company due to physical or mental disability,

         (b) the Participant is entitled to disability retirement income payments under Title II of the Federal Social Security Act, and

         (c) the Participant is eligible for disability benefits under the Company's Long Term Disability Plan.

         It will be the responsibility of the Participant to submit proof of disability satisfactory to the Committee.

7.2      Eligibility for Disability Benefits

         A Disabled Participant or former Disabled Participant may retire on a Disability Retirement Date if the Participant has completed five Years of Vesting Service as of the date first disabled under Section 7.1.

7.3      Disability Retirement Date

         If the Participant's total and permanent disability continues until the Participant's Normal Retirement Date, the Participant's Disability Retirement Date shall be the Normal Retirement Date. If a Disabled Participant's total and permanent disability ends before the Normal Retirement Date, the Participant may retire on an Early, Normal, or Late Retirement Date, whichever applies, and such date will be his or her Disability Retirement Date.

7.4      Disability Retirement Income

         A Disabled Participant will be entitled to a monthly Disability Retirement Income beginning on his or her Disability Retirement Date. The amount will be equal to the retirement income from Sections 5.2, 5.3, or 5.4 on the Disability Retirement Date. While disabled, as defined under Section 3.1, Earnings will be credited (assuming 1,000 or more Hours of Service are worked) in the amount equal to Earnings in the most recent year prior to the year of initial disability in which 1,000 Hours of Service were worked. Disability Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

                                   Article 8

                                 Death Benefits

8.1      Death after Commencement of Benefits

         Death Benefits for a Retired Participant will be determined in accordance with the provisions of the applicable Form of Retirement Income elected.

8.2      Death Prior to Commencement of Benefits

         (a) If a Participant, whose vested Accrued Benefit is calculated under Section 4.2, dies before his or her Retirement Date, the Participant's Eligible Spouse, if any, will receive a benefit commencing on the first day of the month following the Participant's death. The Eligible Spouse may elect to defer payment until the first day of any month on or before the Participant's Normal Retirement Date. The Eligible Spouse will receive a monthly benefit equal to the Actuarial Equivalent amount, as of the date the benefit commences, of the Participant's Cash Balance Account, based upon the Eligible Spouse's age as of the date the benefit commences. This amount will not be less than the Minimum Death Benefit described in Article 4 of Appendix III. This benefit will continue to the death of the Eligible Spouse. Instead of receiving the benefit in the form of a Life Annuity, the Eligible Spouse may elect to receive the benefit in the Lump Sum Payment Option, described in Section 5.7(c). If the Participant does not have an Eligible Spouse who survives him or her, the Cash Balance Account as of the Participant's death will be paid on the first of the month following death to the Participant's estate.

         (b) If a Participant, whose vested Accrued Benefit is calculated under Plan provisions in effect prior to April 1,1997, dies before his or her Retirement Date, the Participant's Eligible Spouse, if any, will receive a death benefit in accordance with the prior provisions.

8.3      Effect of Old Plan Account

         The Eligible Spouse of a Participant who has an Old Plan Account at death may elect to receive it in a lump sum immediately following death. If the Eligible Spouse elects to receive monthly payments in addition to this lump sum in accordance with Section 8.2(a), the monthly amount payable will equal the monthly amount before consideration of the Old Plan Account reduced by the Accrued Benefit attributable to the Old Plan Account, as described in Section 4.5.
         For Participants who die with 10 or more Years of Vesting Service, the Accrued Benefit Attributable to the Old Plan Account commencing prior to the first of the month following what would have been the Participant's earliest Early Retirement Date is the Actuarial Equivalent of the Accrued Benefit Attributable to the Old Plan Account at that earliest Early Retirement Date.

8.4      Return of Old Plan Account

         Upon the death of the Participant or, if later, the death of the Eligible Spouse entitled to payments under Sections 8.1 or 8.2, the Participant's remaining Old Plan Account, if any, will be paid to the Participant's Beneficiary. For purposes of this Section 8.4, the Participant's remaining Old Plan Account will be equal to the excess, if any, of:

         (a) the Participant's Old Plan Account as of his or her date of death or, if earlier, Retirement Date over

         (b) the sum of all amounts previously paid from the Trust Fund on such Participant's behalf.

                                   Article 9

                               Financing The Plan

9.1      Company Contributions

         (a) The Company expects to make the contributions necessary to provide the benefits of the Plan. Such contributions will not be less than the amount necessary to meet the minimum funding standards of ERISA.

         (b) All contributions will be deposited in the Trust Fund and will be disbursed in accordance with the provisions of the Plan and the Trust Agreement. All benefit payments under the Plan will be paid from the Trust Fund. No person will have any interest in, or right to, any part of the assets of the Plan except as expressly provided in the Plan.

         (c) Gains arising from experience under the Plan will not serve to increase the benefits otherwise due any Participant, but will be used to reduce future Company contributions.

9.2      Return of Company Contributions

         (a) Except as provided below and in Section 10.2, the assets of the Plan will never inure to the benefit of the Company and will be held for the exclusive purposes of providing benefits to Participants of the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (b) If a contribution is made by the Company by a mistake of fact, such contribution will be returned to the Company provided this is done within one year after the payment of such contribution. Earnings attributable to the excess contribution may not be returned, but losses attributable thereto shall reduce the amount to be returned.

         (c) Contributions are conditioned upon their current deductibility under Code Section 404. If a contribution deduction is disallowed, to the extent the deduction is disallowed, such contribution will be returned to the Company within one year after the disallowance.

9.3      Employee Contributions

         The Company pays the entire cost of the Plan. No employee contributions or rollovers are required or permitted.

                                   Article 10

                            Termination of the Plan

10.1     Termination of Plan

         The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part.

10.2     Procedures Upon Termination of Plan

         Upon termination of the Plan, the following provisions will apply:

         (a) Upon complete termination of the Plan, the Accrued Benefit of each Active or Inactive Participant will become fully vested and nonforfeitable (to the extent funded). No additional Employees will become Participants.

                 Upon partial termination of Plan, the Accrued Benefit of each Active or Inactive Participant who is affected by such partial termination will become fully vested and nonforfeitable (to the extent funded).

         (b) The assets of the Plan available to provide benefits will be allocated among Participants and their Beneficiaries in the manner and order prescribed by ERISA Section 4044.

                  If any assets of the Plan remain after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied or provided for, any residual assets will be paid to the Company, provided such payment does not contravene any provision of law.

         (c) Upon termination of the Plan, benefits of missing Participants shall be treated in accordance with ERISA Section 4050.

                                   Article 11

                              Top-Heavy Provisions

11.1     Top-Heavy Plan

         Notwithstanding any other provision of this Plan to the contrary, this article will apply if the Plan is a Top-Heavy Plan. The Plan will be a Top-Heavy Plan if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent of the present value of the cumulative accrued benefits under the Plan of all Participants and Beneficiaries (but excluding the value of the accrued benefits of former Key Employees and individuals who have not performed any services for the Company during the five year period ending on the Determination Date). This percentage will be computed in accordance with Code Section 416(g).

         In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Code Sections 414(b), (c) and (m) will be treated as a single employer. In addition, all plans that are part of the Aggregation Group will be treated as a single plan. In determining present values, mortality will be based on the 1984 Unisex Pension Mortality Table and the interest rate utilized will be five percent.

11.2     Definition of Terms

         For purposes of this article only, the following terms will have the following meanings:

         (a) "Aggregation Group" means the Required Aggregation Group or, at the election of the Company, the Permissive Aggregation Group.

         (b) "Average Compensation" means the Participant's Compensation averaged over the five consecutive Plan Years in which the Participant earned a Year of Vesting Service (if such Year of Vesting Service is not disregarded pursuant to Section 11.4) and in which the Participant's aggregate Compensation was the greatest. If the Participant received Compensation in fewer than five such Plan Years, his or her Compensation will be averaged over such lesser number of Plan Years.

         (c) "Compensation" for purposes of this article and Section 13.9 only means a Participant's wages from the Company within the meaning of Code Section 3401(a), and all other payments of compensation to the Participant by the Company (in the course of the Company's trade or business), for which the Company is required to furnish a written statement to the Participant under Code Sections 6041(d) and 6051(a)(3) (IRS Form W-2 - wages, tips and other compensation).

         (d) Compensation will also be limited by the $200,000 and $150,000 limits as described in Section 1.15.

         (e) "Determination Date" means the last day of the preceding Plan Year. This date will also be the valuation date for determining present values.

         (f) "Key Employee" means an Employee, a former Employee, or the Beneficiary of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

                 (1) An officer of the Company having an annual compensation from the Company greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which any such Plan Year ends. Not more than fifty Employees (or, if fewer, the greater of three Employees or ten percent of the Employees not excluded under Code
                          Section 414(q)(8)), including those Employees included under paragraphs (2), (3) and (4) below, will be considered as officers for purposes of this subparagraph.

                 (2) One of the ten Employees having an annual Compensation from the Company greater than the amount in effect under Code Section 415(c)(1)(A) for the calendar year in which any such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent interest and the largest interests in the Company.

                 (3)      A five-percent owner of the Company.

                 (4) A one-percent owner of the Company having an annual Compensation from the Company of more than $150,000 for a Plan Year.

                 Whether an Employee is a five-percent owner or a one-percent owner will be determined in accordance with Code Section 416(i).

                 Neither the aggregation rules nor the rules under Code Sections 414(b), (c) and (m) will apply in determining whether an Employee is a five-percent owner or a one-percent owner.

         (g) "Non-key Employee" means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

         (h) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

         (i)     "Required Aggregation Group" means:

                 (1) Each stock bonus, pension, or profit sharing plan of the Company in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years which is intended to qualify under Code Section 401(a); and

                 (2) Each other such stock bonus, pension or profit sharing plan of an employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

         (j)     "Top-Heavy Group" means the Aggregation Group if the sum of
                 (1) and (2) below exceeds sixty percent of a similar sum determined for all Employees (excluding former Key Employees and individuals who have not performed any services for the Company during the five year period ending on the Determination Date):

                 (1) The present value of the cumulative accrued benefit for Key Employees under all defined benefit plans included in such group.

                 (2) The aggregate of the accounts of Key Employees under all defined contribution plans included in such group.

                 In a Top-Heavy Group, all plans in the Required Aggregation Group are Top-Heavy regardless of whether or not the individual plans are Top-Heavy.

11.3     Modification of Vesting Schedule

         If the Plan is a Top-Heavy Plan in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year will have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with the following schedule if it produces a higher Vested Percentage than the schedule in Section 6.1(b).

                                       Years of Vesting Service             Vested Percentage
                                       ------------------------             -----------------

                                             Less than 2                             0%
                                                  2                                  20%

                                                  3                                  40%

                                                  4                                  60%

                                                  5                                  80%

                                              6 or more                             100%


         A Participant's vested Accrued Benefit Attributable to Company Contributions will not be less than that determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

         If the Plan ceases to be Top-Heavy, each Participant with three or more Years of Vesting Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top- Heavy) will continue to have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with this Section 11.3.

11.4     Minimum Benefit

         If the Plan is Top-Heavy in a Plan Year, the Accrued Benefit as of the last day of such Plan Year for any Participant who is not a Key Employee, but who is employed or on an Authorized Period of Absence in such Plan Year, will not be less than the Actuarial Equivalent of an annual benefit payable in the form of a straight life annuity beginning on the Participant's Normal Retirement Date equal to the lesser of (i) two percent of the Participant's Average Compensation multiplied by Years of Vesting Service or (ii) twenty percent of the Participant's Average Compensation. For purposes of this Section 11.4, any Years of Vesting Service will be disregarded if:

         (a) the Plan was not a Top-Heavy Plan for any Plan Year ending during such Years of Vesting Service, or

         (b) such Year of Vesting Service ended in a Plan Year beginning before January 1, 1984.

         A Participant's Accrued Benefit as of any subsequent date will not be less than that determined as of the last day of the Plan Year in which the Plan was a Top-Heavy Plan.

11.5     Modification of Maximum Benefit

         If the Plan is a Top-Heavy Plan in a Plan Year, Sections 13.9(i)(1)(B) and 13.9(i)(2)(B) will be amended for such Plan Year by substitution of "100%" for "125%" where such percentage appears therein.

                                   Article 12

                           Administration of the Plan

12.1     Administration

         (a) The Retirement Committee ("Committee") will consist of three or more individuals who will be appointed by the Board of Directors of the Company. The Committee will serve as Plan Administrator and as the named fiduciary pursuant to ERISA. The Committee will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power to interpret the Plan and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. Its decisions upon all matters within the scope of its authority will be final.

         (b) The Committee will establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age or marital status, and in any other matters required to administer the Plan.

         (c) The Committee will receive all applications for benefits and will determine all facts necessary to establish the right of the applicant to benefits under the provisions of the Plan and the amount thereof.

         (d) The Committee will maintain accounts showing the fiscal transactions of the Plan, and will keep data required for the valuation of the assets and liabilities of the Plan. The Committee will also prepare an annual report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for each year. The Committee will make the annual report available to each Participant as required by law.

         (e) The Committee will appoint an enrolled actuary to make actuarial valuations of the liabilities of the Plan, to recommend the amount of contributions to be made by the Company and to perform such other services as the Committee will deem necessary or desirable in connection with the administration of the Plan. The Committee may also appoint such accountants, counsel, consultants and other persons the Committee deems necessary or desirable in connection with the administration of the Plan.

         (f) The Committee will have the power to appoint or remove any Investment Manager or Managers and to manage (including the power to acquire and dispose of) any assets of the Plan.

         (g) The Committee will have the power to appoint or remove the Trustee.

         (h) The Committee will be entitled to rely upon all tables, valuations, certificates and reports furnished by the accountant, consultant, administrator or actuary appointed by the Committee and upon all opinions given by any counsel selected or approved by it.

12.2     Records

         All acts and determinations of the Committee and the Company regarding this Plan will be duly recorded and all such records, together with such other documents as may be necessary for the administration of the Plan, will be preserved in the custody of the Committee.

12.3     Payment of Expenses

         All expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of any enrolled actuary, accountant, legal counsel, consultant or other person who will be employed by the Committee in connection with the administration thereof, may be paid from the assets of the Plan.

12.4     Delegation of Authority

         The administrative duties and responsibilities set forth in Section
         12.1 may be delegated by the Committee in whatever manner and extent it chooses to such person or persons as it selects. It will notify the Company and the Trustee of the authority conferred upon such person or persons.

12.5     Information Available

         Any Participant in the Plan or any Beneficiary receiving benefits under the Plan may examine copies of the Plan description, latest annual report, any bargaining agreement, the Plan, the Trust Agreement or any other instrument under which the Plan was established or is operated. The Committee will maintain all of these items in its office, or in such other place or places as it may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Committee will furnish a copy of any item listed in this Section 12.5. The Committee may make a reasonable charge to the requesting person for the copy furnished.

12.6     Claims Procedure

         The Committee will adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Committee. Detailed information regarding such procedures may be obtained by writing to the Retirement Committee.

         The decision of the Committee upon such review will be final, subject to appeal rights provided by law.

12.7     Fiduciary Capacity

         Any person may serve in more than one fiduciary capacity with respect to this Plan.

12.8     Committee Liability

         The members of the Committee will use ordinary care and diligence in the performance of their duties, but no member will be personally liable by virtue of any contract, agreement, or other instrument made or executed as a member of the Committee, nor for any mistake of judgment made by him or her or by any other member, nor for any loss unless resulting from willful misconduct or failure to exercise good faith. No member of the Committee will be liable for the neglect, omission, or wrongdoing of any other member or of the agents or counsel of the Committee. The Company will indemnify each member of the Committee against, and hold him or her harmless from any and all expenses and liabilities arising out of any act or omission to act as a member of the Committee, except such liabilities and expenses as are due to willful misconduct or failure to exercise good faith.

                                   Article 13

                               General Provisions

13.1     Amendment of Plan

         (a) The Company may amend the Plan at any time. Such amendments may include any remedial retroactive changes to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject. No amendment will diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries, except as may be required to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject.

         (b) If any amendment to the Plan changes the vesting schedule, each Participant who is an Employee with at least three Years of Vesting Service may elect to remain under the vesting schedule of the Plan prior to such amendment. If the Participant does not make the election within a reasonable time (as may be determined pursuant to governmental regulations from time to time), such Participant will be subject to the vesting schedule under the Plan as amended. In no event will the vesting percentage of the Participant's Accrued Benefit be reduced below the percentage attained by the Participant prior to such amendment.

         (c) In no event will a Participant who terminates or retires on or after the date any amendment to the Plan is effective receive less than his or her vested percentage multiplied by the Accrued Benefit prior to such date. This amount will be adjusted for the date of retirement and form of payment on the basis in effect prior to such amendment. This paragraph (c) shall not apply to the amendment to the basis for determining the Actuarial Equivalent value for purposes of Section 13.8 effective June 1, 1995.

         (d) If any amendment to the Plan eliminates an optional form of payment, a Participant may continue to elect such form of payment with respect to any Accrued Benefit earned prior to the effective date of such amendment.

13.2     Employment Status

         Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the rights of the Company to discharge any Employee at any time.

13.3     Mergers or Consolidations

         If this Plan merges or consolidates with, or transfers its assets or liabilities to any other qualified plan of deferred compensation, no Participant will, as a result of such merger, consolidation or transfer, be entitled to a benefit on the day following such event which is less than the benefit to which he or she is entitled on the day preceding such event. For purposes of this Section 13.3, the benefit to which a Participant is entitled will be calculated based upon the assumption that a Plan termination and distribution of assets occurred on the day as of which the Participant's entitlement is being determined.

13.4     Provision Against Anticipation

         No benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or other legal process, and any attempt to do so will be void. The preceding sentence will not apply to a qualified domestic relations order pursuant to Code Section 414(p).

13.5     Facility of Payment

         If any Participant or Beneficiary is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for such Participant or Beneficiary, the Committee may direct the Trustee to make such payment to any person or institution maintaining such Participant or Beneficiary and the release of such person or institution will be a valid and complete discharge for such payment. Any final payment or distribution to any Participant, the legal representative of the Participant, or to any Beneficiaries of such Participant in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Committee, the Trustee and the Company arising under or by virtue of the Plan.

13.6     Construction

         The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the laws of the State of Utah. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.

13.7     Legal Actions

         The Committee will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Participant, former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process.
         Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

13.8     Payment of Small Benefits

         If a Participant terminates employment, dies, or retires and the Actuarial Equivalent value of the benefit payable under the Plan to such Participant or his or her Beneficiary does not exceed $3,500, the Committee will pay the Actuarial Equivalent value of such benefit to the Participant or Beneficiary in a lump sum. Except in the case of death of the Participant, this payment must be made before the first day of the first period for which an amount is payable as an annuity unless the Participant and the Participant's spouse, if any, give written consent. If a lump sum payment is made, no other benefit under the Plan will be due to the Participant or Beneficiary.

         If the Participant's Vested Percentage is zero, the Participant will be deemed to have received a distribution of the Vested Percentage of his or her Accrued Benefit and to have forfeited the nonvested percentage of his or her Accrued Benefit.

         If the Actuarial Equivalent value of the Participant's benefit at the time of a distribution exceeds $3,500, then such value at any subsequent time will be deemed to exceed $3,500.

13.9     Maximum Retirement Benefit

         (a) For purposes of this Section 13.9 only, the following definitions will apply:

                 (1) "Annual Benefit" means a retirement benefit payable annually in the form of a straight life annuity. A benefit payable in a form other than a straight life annuity will be adjusted to be the Actuarial Equivalent of a straight life annuity before applying the limitations of this Section 13.9. However, no actuarial adjustment will be made for the value of a qualified joint and survivor annuity or the value of benefits that are not directly related to retirement benefits.

                 (2)      "Compensation" has the meaning defined in Section
                          11.2(c).

                 (3)      "Limitation Year" means a Plan Year.

                 (4) "Social Security Retirement Age" means the age used as the retirement age for a Participant under Section 216(l) of the Social Security Act except that such section will be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

         (b) The Annual Benefit of a Participant may not at any time within a Limitation Year exceed the lesser of (1) or (2) below:

                 (1)      $125,000 for 1997.  Each January 1 this $125,000
                          limitation will automatically be adjusted to the new dollar limitation prescribed by the Secretary of the Treasury for that calendar year. The new limitation will apply to Limitation Years ending within the calendar year of the date of adjustment.

                 (2) 100% of the annual average of the Participant's Compensation from the Company for the three consecutive Limitation Years (or all Limitation Years, if fewer than three), which give the highest average.

         (c) If the Annual Benefit payable to a Participant under this Plan and all other defined benefit plans of the Company does not exceed $10,000 and the Company has not maintained a defined contribution plan in which the Participant participated, the maximum otherwise imposed by this Section 13.9 will not apply.

         (d)     Service or participation less than ten years

                 (1) If a Participant has completed less than ten years of participation in the Plan the limit otherwise imposed by Section 13.9(b)(1) will be multiplied by the ratio of the Participant's years (or part thereof) of participation in the Plan to ten. This ratio will not be less than one- tenth.

                 (2) If a Participant has completed less than ten Years of Vesting Service, the limits otherwise imposed by Sections 13.9(b)(2) and 13.9(c) will be multiplied by the ratio of the Participant's Years of Vesting Service (or part thereof) to ten. This ratio will not be less than one-tenth.

                 (3) To the extent provided by the Secretary of the Treasury, this Section 13.9(d) will be applied separately with respect to each change in the benefit structure of the Plan.

         (e) If a Participant's benefit payments are to commence before the Participant's Social Security Retirement Age, the maximum benefit amount will be reduced as follows:

                 (1) If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement age is 65, the amount described in Section 13.9(b)(1) will be reduced by five-ninths of one percent for each month by which benefits commence before the month in which the Participant attains age 65 or,

                 (2) If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement age is greater than 65, the amount described in Section 13.9(b)(1) will be reduced by five-ninths of one percent for each of the first 36 months and five twelfths of one percent for each of the additional months (up to 24) by which benefits commence before the month in which the participant attains Social Security Retirement Age.

                 (3) If the Participant's benefit payments are to commence prior to the month in which the Participant attains age 62, the maximum benefit amount described in Section 13.9(b)(1) will reduced to the Actuarial Equivalent of the limit at age 62 determined pursuant to Sections 13.9(e)(1) or 13.9(e)(2). For purposes of Sections 13.9(e) and 13.9(f) only, actuarial equivalence will be computed using an interest rate of 5% and the 1984 Unisex Pension Mortality Table.

         (f) If a Participant's benefit payments are to commence after the Participant's Social Security Retirement Age, the maximum benefit amount described in Section 13.9(b)(1) will be actuarially increased using the assumptions for Section 13.9(e)(3).

         (g) If the Accrued Benefit of any Participant as of the close of the last Limitation Year beginning before January 1, 1987 exceeds the benefit limitations under Code Section 415(b) then, for purposes of Code Section 415(b) and (e) such Participant's defined benefit dollar limitation under Code
                 Section 415(b)(1) will be equal to his or her Accrued Benefit, determined as of such date as if the Participant had separated from service on that date. For purposes of this paragraph, any changes in the terms and conditions of the Plan or cost of living adjustments occurring after May 5, 1986 will be disregarded.

         (h) All defined benefit plans of the Company, terminated or not, will be considered as one plan for purposes of the limitations specified under this Section 13.9, and all entities of a controlled group of entities will be considered as one employer.

         (i) In any case in which a person is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Company or any Affiliate or Subsidiary of the Company, the sum of (1) and (2) below for any Limitation Year may not exceed 1.0:

                 (1) The defined benefit plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below:

                          (A) The Annual Benefit of the Participant under the Plan and all other defined benefit plans (determined as of the close of such Limitation Year).

                          (B)     The lesser of 125% of the amount described in
                                  Section 13.9(b)(1) and 140% of the amount described in Section 13.9(b)(2).

                          If the Employee was a participant in one or more defined benefit plans maintained by the Company, or any Affiliate or Subsidiary of the Company, which were in existence on May 5, 1986, the amount calculated in (B) will not be less than 125% of the Employee's accrued benefit under such defined benefit plans as of December 31, 1986, determined without regard to any change in the terms or conditions of the plan made after May 5,

                          1986, and without regard to any cost of living adjustment occurring after May 5, 1986. The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirement of Code Section 415 as in effect on December 31, 1986.

                 (2) The defined contribution plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below:

                          (A) The aggregate of the annual additions to the Participant's account under said defined contribution plan as of the close of such Limitation Year.

                          (B) The lesser of 125% of the maximum annual additions to such account for all Years of Vesting Service with the Company, or 1.4 multiplied by 25% of the Participant's Compensation for all Years of Vesting Service with the Company.

                 If the Plan satisfied the applicable requirements of Code
                 Section 415 as in effect for the last Plan Year beginning before January 1, 1987, an amount will be subtracted from the amount calculated in (A) (but not reducing the amount in (A) to less than zero) so that the sum of the defined benefit fraction and defined contribution fraction computed under Code
                 Section 415(e)(1) does not exceed 1.0 for such Plan Year (determined as if the changes to Code Section 415 made by the Tax Reform Act of 1986 and any technical corrections to such act were in effect for such Plan Year).

                 (3) If the sum of (1) and (2) exceeds 1.0, the Annual Benefit under this Plan will be limited to such amount as will reduce such sum to 1.0.

13.10    Additional Benefit Limits for Highly Compensated Employees

         (a) For purposes of this Section 13.10 only, the following definitions will apply:

                 (1) "Benefit" means benefits under the Plan and includes any loans in excess of the amounts set forth in Code
                          Section 72(p)(2)(A), any annual periodic income, any withdrawal values payable to a living Employee and any death benefits not provided by insurance on the Employee's life.

                 (2) "Current Liabilities" is defined in Code Section 412(l)(7) provided that the Company may elect to use the value of current liabilities as reported on Schedule B of the Plan's most recent timely filed Form 5500 or Form 5500 C/R. Alternatively, the Company may determine current liabilities as of a later date.

                  (3)     "Highly Compensated Employee" means:

                          (A) Any Employee who performs services for the controlled Group during the determination year and who received Earnings in excess of $80,000 (as adjusted by the Secretary of the Treasury for the relevant year) during the look-back year.

                          (B) Any Employee who is a 5% owner (as defined in code Section 416(8)(1)(A)(iii)) of the Employer at any time during the look-back year or the determination year.

                          (C) For purposes of this section the following definitions apply. The determination year is the Plan Year. The look-back year is the 12-month period immediately preceding the determination year.

                 (4) "Highly Compensated Former Employee" means any former Employee who was a Highly Compensated Employee for a separation year (as defined in Treasury Regulation section 1.414(q)-1T) or for any determination year ending on or after the Employee attains age 55, as provided by Code Section 414(q)(9) and the regulations thereunder.

                 (5) "Restricted Amount" is the excess of the accumulated amount of distributions to a Restricted Employee over the accumulated amount of the payments that would have been paid under:

                          (A) a straight life annuity that is the actuarial equivalent of the Restricted Employee's Benefit (other than a social security supplement), plus

                          (B)     the amount of the payments that the
                                  Restricted Employee is entitled to receive under a social security supplement.

                          For this purpose, an "accumulated amount" is the amount of a payment increased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the Restricted Amount.

                 (6) "Restricted Employee" for any Plan Year means one of the 25 Highly Compensated Employees or Highly Compensated Former Employees with the greatest compensation.

         (b) In the event the Plan is terminated, the Benefit payable to any Highly Compensated Employee and any Highly Compensated Former Employee will be limited to a benefit which is nondiscriminatory under Code Section 401(a)(4).

         (c) Prior to Plan termination, the annual payment to a Restricted Employee under the Plan will be limited to an amount equal to the annual payment that would have been paid under a straight life annuity that is the actuarial equivalent to the Restricted Employee's Benefit (not including any social security supplement) plus the amount of any social security supplement payments the Restricted Employee is entitled to receive.

         (d)     Section 13.10(c) will not apply if:

                 (1) after payment of all Benefits to the Restricted Employee, the value of Plan assets is 110% or more of the value of Current Liabilities,

                 (2) the value of Benefits payable to the Restricted Employee is less than one percent of the value of Current Liabilities, or

                 (3) the present value of the Benefits payable to the Restricted Employee is $3,500 or less, or

                 (4) upon receipt of a distribution from the Plan, the Restricted Employee deposits in escrow property having a fair market value equal to at least 125% of the Restricted Amount or, alternatively, posts a bond or letter of credit in an amount equal to at least 100% of the Restricted Amount.

13.11    Eligible Rollover Distribution

         (a) This Section 13.11 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 13.11, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)     Definitions.

                 (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code
                          Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                 (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

13.12    Procedures with Respect to Domestic Relations Orders

         (a) In the event that a domestic relations order is received by the Plan, the Committee shall promptly notify the affected Participant and any alternate payee (or such payee's designated representative) of the receipt of such order and the Plan's procedures for determining the qualified status of such order under Code Section 414(p). The Committee shall then, within a reasonable period after receipt of such order, determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee (or such payee's designated representative) of its determination. If a Participant or an alternate payee is dissatisfied with the determination of the Committee, the Participant may appeal the Committee's decision by following the Plan procedure for appealing denied claims.

         (b) The term "domestic relations order" as used herein means any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to State law. The term "qualified domestic relations order" means a domestic relations order which assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and meets the following requirements:

                 (1) A qualified domestic relations order must clearly specify:

                         (A) Then name and last known mailing address of the Participant and of each alternate payee,

                          (B) The amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which such percentage is to be determined,

                          (C) The number of payments or period to which such order applies, and

                          (D)     Each plan of the Company to which it applies.

                 (2) A qualified domestic relations order may not require the Plan to provide:

                          (A) Increased benefits (on the basis of actuarial value),

                          (B) Benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order, or

                          (C) Any type or form of benefit, or any option, not otherwise provided under the Plan except that benefits (to the extent vested) may be paid to an alternate payee on or after the date which is ten years before the Participant's Normal Retirement Age without regard to whether the Participant has terminated employment.

         (c) During any period in which the qualified status of a domestic relations order is being determined, the Committee shall direct the Trustee to separately account for the amounts (referred to as "segregated amounts") which would have been payable to the alternate payee during such period if the order had been determined to be qualified. If within 18 months the order (or modification thereof) is determined to be a qualified domestic relations order, the Committee shall allow payment of such segregated amounts to the alternate payee. Otherwise, the segregated amounts shall be paid without regard to the court order.



Executed this 21st day of March, 1997 at Salt Lake City, Utah.




                                                ZIONS BANCORPORATION


                                                by   /s/ Harris H. Simmons
                                                  ----------------------------
ATTEST:                                                  Harris H. Simmons

/s/ Dale M. Gibbons
-------------------------------
Secretary   Dale M. Gibbons

                                   Appendix I

                              ZIONS BANCORPORATION

                                  PENSION PLAN

                       Joint and Survivor Option Factors



A Participant retiring at any age will have the following factors applied to his or her Accrued Benefit.

                                                                                      Joint & Survivor Option




                                                                              50%           66 2/3%         100%
                                                                         ------------------------------------------
                         Spouse same age as Employee                        .880           .850           .790


                         For each year the Spouse is younger than the
                         Employee subtract
                                                                            -.005          -.006          -.008


                         For each year the Spouse is older than the
                         Employee add
                                                                            .005           .006           .008


The maximum adjustment for age differential is limited to 20 years.

                                  Appendix II

                              ZIONS BANCORPORATION

                                  PENSION PLAN

            Actuarial Equivalence for Monthly Benefits and Lump Sums

For the purpose of computing the annuity value of a Participant's cash balance account, the annuity value of a Participant's Old Plan Account, and lump sums:

          (a) The mortality assumption is the applicable mortality table prescribed by the Secretary of the Treasury under Code
                  Section 417(a)(3)(A)(ii)(I). (Effective June 1, 1995, the applicable mortality table is a table constructed by using 50% of the mortality rates from the 1983 Group Annuity Mortality Table for males and 50% of the mortality rates from the 1983 Group Annuity Mortality Table for females.)

          (b) The interest assumption is the annual rate of interest on 30-year Treasury securities for November of the year prior to the Plan Year in which the lump sum is paid or the monthly benefit commences.

          (c) In no event shall such lump sum be less than the present value as of December 31, 1985 of a Participant's Accrued Benefit as of December 31, 1985 on the basis of the following actuarial factors used prior to December 31, 1985 valuing a deferred annuity of $1 per year commencing at age 65 and payable in monthly installments:

                                Age              Factor                         Age              Factor
                                ---              ------                         ---              ------
                                32               0.6404                         49               2.4180
                                33               0.6920                         50               2.6182
                                34               0.7479                         51               2.8357
                                35               0.8082                         52               3.0721
                                36               0.8735                         53               3.3292
                                37               0.9441                         54               3.6090
                                38               1.0205                         55               3.9138
                                39               1.1031                         56               4.2458
                                40               1.1925                         57               4.6080
                                41               1.2892                         58               5.0034
                                42               1.3939                         59               5.4356
                                43               1.5073                         60               5.9088
                                44               1.6301                         61               6.4279
                                45               1.7632                         62               6.9983
                                46               1.9075                         63               7.6261
                                47               2.0639                         64               8.3184
                                48               2.2337                         65               9.0836

                                  Appendix III

                                   Article 1
                                  Definitions

Whenever used in this Appendix III, the following terms will have the meanings set forth below, unless a different meaning is clearly required by the context. Any capitalized terms that are used in this Appendix III, but that are not defined below, will have the meaning set forth in Article 1 of the Plan, unless a different meaning is clearly required by the context. References in this Appendix to "Article" and "Section," unless indicated otherwise, mean Articles and Sections appearing in this Appendix III.

1.1       Covered Compensation

          Covered Compensation for a Plan Year means the average of the Social Security Taxable Wage Bases for each year in the 35-year period ending with the last day of the year in which the Participant attains (or will attain) Social Security Retirement Age as determined under the exact tables provided by the Commissioner of Internal Revenue. Covered Compensation for any Plan Year after 1991 will be equal to 1991 Covered Compensation. Social Security Taxable Wage Base means the contribution and benefit base in effect under Section 230 of the Social Security Act for the specified calendar year.

          For purposes of this Section 1.1, a Participant's Social Security Retirement Age is determined based on the following table:

                                           YEAR OF                              SOCIAL SECURITY
                                            BIRTH                                RETIREMENT AGE
                                           -------                               --------------
                                       Before 1938                                     65
                                       1938 to 1954                                    66
                                       1955 and after                                  67


1.2       Credited Service

          Credited Service means service used to determine a Participant's Accrued Benefit and is determined as follows:

          (a) Credited Service shall be measured in calendar years and months. Each month shall be equal to one-twelfth of a year of Credited Service. Except as otherwise stated in this
                  Section 1.2, Credited Service for Plan Years beginning after December 31, 1988 means the sum of an Employee's calendar years and months (or parts thereof) as an Eligible Employee during the period beginning on his or her Benefit Service Date. For purposes of this section, Benefit Service Date means the later of:

                  (1)     the Participant's employment date,

                  (2) the first day of the month following the Participant's 21st birthday, or

                  (3) in the case of an Employee who is not credited with at least 1,000 Hours of Service in his or her first Eligibility Computation Period, the first day of the first Plan Year in which the Employee is credited with at least 1,000 Hours of Service.

          (b) No Credited Service will be earned during a Plan Year beginning after December 31, 1988 unless the Employee completes at least 1,000 Hours of Service during that Plan Year except as follows, through the period ending on December 31, 1997. In order to earn Credited Service during the Plan Year in which the Employee has a Benefit Service Date or during the Plan Year in which the Employee retires or dies, the Employee must complete 83.33 Hours of Service multiplied by the number of calendar months during such Plan Year in which the Employee completes at least one Hour of Service. Effective January 1, 1995, the foregoing sentence shall also apply to a Plan Year in which the Employee incurs a Termination of Employment.

          (c) Except as otherwise stated in this Section 1.2, Credited Service for Plan Years beginning before January 1, 1989 means benefit service as defined under the terms of the Plan in effect on December 31, 1988.

          (d) Credited Service will not include service earned during a period for which Years of Vesting Service are disregarded pursuant to Section 1.41(e) of the Plan.

          (e) In the case of an Employee who is employed by an Affiliate or Subsidiary which either adopts this Plan with the consent of the Company or merges with the Company, Credited Service will not include service prior to the date of merger or adoption unless an earlier date is specifically designated for this purpose by the Board of Directors of Zions Bancorporation.

1.3       Final Average Earnings

          Final Average Earnings means the average of the Participant's Earnings as an Eligible Employee for the period of five consecutive calendar years ending on or before December 31, 1991 which produces the highest average. If the Participant has not been an Eligible Employee for five years, Final Average Earnings means the average of the Participant's Earnings over the Participant's full period of employment as an Eligible Employee before December 31, 1991.

         In determining Final Average Earnings, Plan Years after 1988 during which the Participant earns fewer than 1,000 Hours of Service will be disregarded and will not interrupt the consecutiveness of the prior and subsequent Plan Years.

         In determining Final Average Earnings, Earnings will be annualized in the Plan Year of hire if the employee earned 1,000 Hours of Service during the one-year period beginning on the Employee's Employment Date. Earnings are annualized by dividing actual earnings for the Plan Year (excluding bonuses) by the number of months of actual earnings, then multiplying the result by 12 then adding bonuses.

                                   Article 2

                                Accrued Benefits

2.1      Prior Plan Benefit Formula

         A Participant's monthly retirement income is equal to one twelfth of the greater of:

         (a)     the sum of:

                 (1) the sum of the following determined without regard to the $150,000 limitation under Section 1.15 of the
                          Plan:

                          (A) 1.65% of Final Average Earnings determined as of December 31, 1991 multiplied by Credited Service earned as of December 31, 1991, and

                          (B)     1.65% of Earnings for each Plan Year
                                  beginning after December 31, 1991 and before January 1, 1994 in which the Participant earns a full or partial year of Credited Service.

                  (2) 1.65% of Earnings for each Plan Year after December 31, 1993 in which the Participant earns a full or partial year of Credited Service.

         (b) the sum of the following, determined as of December 31, 1991 and without regard to the $150,000 limitation under Section
                 1.15 of the Plan:

                 (1) 1.15% of Final Average Earnings up to Covered Compensation multiplied by Credited Service up to 35 years.

                 (2) 1.65% of Final Average Earnings in excess of Covered Compensation multiplied by Credited Service up to 35 years.

                 (3) 1.0% of Final Average Earnings multiplied by Credited Service in excess of 35 years.

         (c) the annual accrued benefit on December 31, 1988 under the terms of the Plan as then in effect determined without regard to the $200,000 or $150,000 limitations under Section 1.15 of the Plan.

         A Participant will receive an Accrued Benefit for Military Service to the extent required by the Military Selective Service Act (or any prior or subsequent corresponding law).

2.2      Minimum Accrued Benefit

         The minimum accrued benefit is the amount determined under Section 2.1 of this Appendix, for Credited Service before January 1, 1998, except Earnings for 1997 will be Earnings during the period from January 1, 1997 to March 31, 1997.

2.3      Grandfathered Minimum Accrued Benefit

         The minimum grandfathered accrued benefit is the amount determined under Section 2.1 of this Appendix with Credited Service and Earnings calculated through December 31, 2001.

                                   Article 3

                       Minimum Early Retirement Benefits

The minimum early retirement benefit equals the greater of the amount in
Section 2.2 and 2.3 of this Appendix, reduced by 1/3 of 1% for each month by which the Early Retirement Date precedes the Normal Retirement Date.

                                   Article 4

                             Minimum Death Benefit

4.1      Death After Eligibility for Retirement

         If a Participant (other than a Retired Participant) dies on or after the earliest date on which he or she could retire in accordance under the Plan, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to under Article 2 of this Appendix if the Participant had elected the 50% Spouse Option and retired on the first day of the month coinciding with or following the date of death. This benefit will be payable monthly to the Eligible Spouse beginning on the first day of the month coinciding with or next following the Participant's death and will continue until the death of the Eligible Spouse.

4.2      Death Before Eligibility for Retirement

         If a Participant who has a vested interest in his or her Accrued Benefit dies prior to the earliest date on which the Participant could retire under the Plan, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to under Article 2 of this Appendix below if the Participant had:

         (a) terminated employment on his or her date of death (if the Participant was an Employee on the date of death),

         (b) survived to the earliest date on which he or she could retire in accordance with Article 3 (the "Earliest Retirement Date"),

         (c) elected the 50% Spouse Option and retired on such Earliest Retirement Date, and

         (d)     died immediately after retiring.

         This benefit will be payable monthly to the Eligible Spouse beginning on the Participant's Earliest Retirement Date and will continue until the death of the Eligible Spouse.

4.3      Alternate Death Benefit For Old Plan Accounts

         In lieu of the benefit described in Sections 4.1 or 4.2, the Eligible Spouse of a Participant who has an Old Plan Account may elect to receive payment of the Old Plan Account as a lump sum payment as soon a practicable after the Participant's death. The Participant's Accrued Benefit Attributable to Company Contributions will be paid in accordance with (a) or (b), whichever applies.

4.4      Other

          (a) Benefits under this Article will be paid as soon as practicable after the Participant's death except that the Eligible Spouse may elect to defer commencement of the benefit described in Sections 4.1, 4.2, or 4.3 until any date which is before the Participant's Normal Retirement Date. An Eligible Spouse who makes an election under Section 4.3 may not defer receipt of the Old Plan Account.

          (b) The benefit under Sections 4.1 or 4.2 will apply to Terminated Vested Participants even if their Termination of Employment occurred prior to the effective date of these paragraphs.